Exhibit 99.1

OMNIA WELLNESS INC. ENTERS INTO EXCHANGE AGREEMENT WITH

SHAREHOLDERS OF BED THERAPIES, INC.

BUFFALO, NEW YORK - April 21, 2020 - Omnia Wellness, Inc. (OTC:OMWS) announced today that it has entered into a Share Exchange and Reorganization Agreement with Bed Therapies, Inc., a Denver-based private company specializing in innovative massage technology, and the shareholders of Bed Therapies. Pursuant to the Exchange Agreement, Omnia Wellness will acquire 100% of the issued and outstanding shares of capital stock of Bed Therapies, and the shareholders of Bed Therapies will exchange such shares for newly issued shares of Omnia Wellness, with the result that the former shareholders of Bed Therapies would own approximately 90% of the post-transaction shares of Omnia Wellness. The closing of the transaction is expected to occur in the second quarter of 2020, subject to closing conditions set forth in the Exchange Agreement.

Omnia Wellness and Bed Therapies are seeking to consummate this transaction to position the combined company, and Bed Therapies’ subsidiary Solajet Financing Company, LLC, to better commercialize Solajet’s innovative disruptive technology - the SolaJet Dry-Hydrotherapy technology which provides deep tissue suppression, therapeutic heat and a flushing full-body “wave” combining 3 therapies in 1. Treatments are designed to deliver the similar feeling of an hour-long traditional massage in as little as 15 minutes at an affordable price point for the consumer.

It is the expectation of Omnia Wellness and Bed Therapies to create a national chain of “MassageWave® Relaxation and Therapeutic Centers”, with the first a beta MassageWave® Center expected to open in Q3 or Q4 of 2020, and “BodyStop® Recovery Zones” which are expected to be made available at fitness clubs.

Contact at Bed Therapies: Steve Howe

Phone: (303) 717-6055

showe@solajet.com

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Omnia Wellness, Inc., OTC:OMWS, is a public company based in Buffalo, New York.

Bed Therapies Inc., based in Denver, Colorado, through its subsidiary Solajet Financing Company, LLC (www.solajet.com), has an innovative approach and new technology for the massage industry. While Solajet’s massage multi-modality technology is addressing needs in the chiropractic and physical therapy markets now, future plans include a national and international chain of “MassageWave®”, personal relaxation centers able to offer affordable and on-demand massage via smartphone applications.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to consummate the transactions contemplated with Bed Therapies, Inc., and the Company’s inability to obtain additional financing to complete the Company’s audit or for other purposes. The Company does not undertake to update these forward-looking statements.

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